SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 25, 2005

                                 LTX CORPORATION
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               (Exact name of registrant as specified in charter)

            Massachusetts                                       04-2594045
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           (State or other                                     (IRS Employer
    jurisdiction of incorporation)                           Identification No.)


           50 Rosemont Road, Westwood, Massachusetts              02090
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           (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (781) 461-1000
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          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 2.05         Costs Associated with Exit or Disposal Activities.

         On October 25, 2005, LTX Corporation took actions to reduce its operating expenses, including reducing its worldwide workforce by approximately 15%, eliminating 77 positions. The Company took these actions based on a continuing review of its business plans and operations. As a result, the Company expects to record a charge of approximately $2.3 million for the quarter ending October 31, 2005 and expects that the workforce reduction will result in cash expenditures, consisting principally of severance and employee benefit payments, of approximately $2.3 million, during the Company's 2006 fiscal year. The Company expects to realize annual savings in operating expenses of approximately $8.0 million as a result of these actions. The Company is also discontinuing its operations located in the United Kingdom and closing that office. As a result, upon completion of this action, the Company expects to record a charge for the second fiscal quarter ending January 31, 2006, the amount of which will be determined in the second fiscal quarter.






                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  October 25, 2005            LTX Corporation
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                                   By:  /s/ Mark J. Gallenberger
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                                        Mark J. Gallenberger
                                        Vice President & Chief Financial Officer